Exhibit 10.17

MILLROSE PROPERTIES, INC.

RESTRICTED STOCK UNIT

AWARD AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”), effective as of [●] (the “Date of Grant”), between Millrose Properties, Inc. (the “Company”) and _______________ (“Participant”), is being entered into pursuant to, and is subject to the terms of, the Millrose Properties, Inc. 2024 Omnibus Incentive Plan (as amended, restated, modified or otherwise supplemented from time to time, the “Plan”). Capitalized terms that are used but not defined herein have the respective meanings given to them in the Plan.

W I T N E S E T H

WHEREAS, pursuant to the Plan, the Committee desires to issue to Participant an Award subject to the terms and conditions set forth in this Agreement and in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereafter set forth and for other good and valuable consideration, the Company and Participant agree as follows:

1.
Restricted Stock Units.

The Company hereby grants to Participant, effective as of the Date of Grant, [●] Restricted Stock Units (“RSUs”), subject to the conditions and restrictions set forth herein and in the Plan.

2.
Vesting.

One hundred percent (100%) of the RSUs shall vest upon the earlier of (i) the first anniversary of the Date of Grant and (ii) the date of the Company’s annual stockholder meeting that next follows the Date of Grant (the “Vesting Date”), subject to Participant’s continuous service with the Service Recipient from the Date of Grant through and including the Vesting Date.

3.
Change in Control.
(a)
Upon the occurrence of a Change in Control, subject to Participant’s continuous service with the Service Recipient from the Date of Grant until immediately prior to the Change in Control: (i) all of any then-unvested RSUs shall immediately accelerate and vest; (ii) all RSUs that have vested shall be converted into the right to receive Change in Control transaction consideration on the same basis as other stockholders holding Common Stock; and (iii) the Company shall have the right (subject to Board approval) to cash out vested RSUs (with respect to which Common Stock have not yet been delivered) for Change in Control transaction consideration on the same basis as other stockholders holding Common Stock.

(b)
Notwithstanding anything contained herein to the contrary, the Board may (i) determine in its discretion to pay the Change in Control transaction consideration entirely in cash (rather than in cash and in-kind) and (ii) in good faith value any escrows, holdbacks, and earn outs allocable to the vested RSUs as of the date of consummation of the Change in Control and pay such amount to Participant in connection with the transaction (rather than on the later date(s) on which actually paid to the stockholders), in each case, subject to compliance with Section 409A of the Code.
4.
Termination of Service; Violation of Restrictive Covenants.
(a)
Termination due to death or by the Company without Cause. Upon the termination of Participant’s service with the Service Recipient due to Participant’s death or by the Company or any of its Affiliates without Cause (as defined below) (including due to Participant’s Disability, in accordance with applicable law), subject to Section 4(d), a prorated portion of the then-unvested RSUs shall immediately accelerate and vest and will remain outstanding until settled, which prorated portion shall be determined by multiplying the total number of unvested RSUs by a fraction, the numerator of which is the number of days of Participant’s service with the Service Recipient from and including the date of Participant’s appointment as a non-employee director of the Company through and including the date of termination and the denominator of which is 365.
(b)
Voluntary Resignation by Participant. Upon the termination of Participant’s service with the Service Recipient by Participant for any reason, (i) all RSUs that are vested as of the date on which Participant’s service ceases will remain outstanding until settled and (ii) all RSUs that are unvested as of the date on which Participant’s service ceases will be automatically cancelled without consideration, and Participant shall have no rights to or interests in such unvested RSUs (including any accrued dividend equivalents) or the underlying Common Stock.
(c)
Termination by the Company for Cause; Violation of Restrictive Covenants. Upon the termination of Participant’s Service by the Service Recipient for Cause or in the event of Participant’s material violation of any restrictive covenants in favor of the Company of any of its Affiliates by which Participant may be bound, then, in each case, all RSUs, whether vested or unvested, will be automatically cancelled without consideration, and Participant shall have no rights to or interests in such RSUs (including any accrued dividend equivalents) or the underlying Common Stock.
(d)
No Other Accelerated Vesting; No Other Entitlements. The vesting provisions set forth in Sections 2, 3, and 4, shall be the exclusive vesting provisions applicable to the RSUs and shall supersede any other provisions relating to vesting, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.
5.
Settlement of Restricted Stock Units.
(a)
General. Notwithstanding that an RSU has vested, Participant is not entitled to have that RSU settled (in Common Stock, cash or otherwise) or to receive any other benefit in respect of that RSU until the time for settlement of the RSU has occurred, as set out below.
(b)
Time of Settlement. RSUs that have vested will be settled as soon as administratively practicable following the vesting of the RSUs pursuant to Section 2, but in no event later than thirty (30) days after the applicable Vesting Date.
(c)
Form of Settlement. Except as otherwise provided in Section 3, the RSUs shall be settled in one (1) share of Common Stock for each such RSU. Any fractional RSUs shall be settled in cash. The delivery of any Common Stock is subject to the provisions of this Agreement, including, but not limited to, Sections 7(a), (c) and (e) hereof, and to the provisions of the Plan.
6.
Dividend Equivalents.

Dividend equivalents will be credited to the RSUs granted hereunder on the same terms and at the same time as dividends are paid to holders of Common Stock. Such dividend equivalents will be paid in cash (valuing any dividends in the form of property at the Fair Market Value thereof), without interest, at the time when, and to the extent that, the applicable RSUs are settled pursuant to Section 5. This Section 6 will not apply with respect to record dates for dividends occurring prior to the Grant Date or after the applicable RSUs are settled pursuant to Section 5. For the avoidance of doubt, to the extent any of the RSUs are cancelled without payment of any consideration, any dividend equivalents corresponding to such cancelled RSUs shall automatically be forfeited for no consideration. Any entitlement to dividend equivalents or similar entitlements shall be established and administered either consistent with an exemption from or in compliance with the requirements of Section 409A of the Code.

7.
General Provisions.
(a)
Responsibility for Taxes. Participant shall be solely responsible for satisfying any applicable federal, state and local tax obligations and non-U.S. tax obligations in connection with this Award.
(b)
Authorization to Share Personal Data. Participant authorizes the Company or its Affiliate that employs Participant or that otherwise has or lawfully obtains personal data relating to Participant to divulge or transfer such personal data to the Company or to a third party administrator of the Plan, in each case, in any jurisdiction, if and to the extent necessary or appropriate in connection with this Agreement or the administration of the Plan.
(c)
Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock or payment of other benefits under this Agreement until completion of registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which Common Stock or other securities of the Company are listed or quoted, or compliance with any other legal obligation of the Company, and may require Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements or other obligations.
(d)
Non-Transferability of Restricted Stock Units. This Award and the RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, or except as otherwise permitted by the Committee and any purported sale, transfer, pledge, assignment, alienation or hypothecation in violation of the foregoing shall be null and void ab initio and of no force or effect.
(e)
Other Agreements. By accepting this Award, Participant acknowledges and agrees that the Committee may require, as a condition to the grant of and/or delivery of Common Stock or securities under the Award, that Participant execute lock-up, joinder or other agreements, as it may determine in its sole and absolute discretion.
(f)
No Rights as Stockholder; No Voting Rights. Participant shall have no rights as a stockholder of the Company with respect to any Common Stock covered by the RSUs until the settlement of the RSUs and delivery of the Common Stock. Except as provided in Section 6 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the Common Stock covered by the RSUs. Participant shall have no voting rights with respect to any Common Stock delivered in respect of the RSUs until the applicable RSUs are settled pursuant to Section 5.
(g)
No Claim to Awards; No Rights to Continued Service; No Employment, Agency or Partnership. Participant shall have no claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor this Agreement nor any action taken thereunder or hereunder shall be construed as giving Participant any right to be retained in the service of the Company or any of its Affiliates. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any of its Affiliates to terminate Participant’s service at any time and for any or no reason. Nothing in the Plan or this Agreement shall give Participant any rights to compensation or damages including for any loss or potential loss that Participant may suffer by reason of forfeiting any Award or Common Stock as a result of the lapsing or termination of an Award. Nothing contained in this Agreement shall be construed or have effect as constituting any relationship of employer and employee, partnership or joint venture between the Company or any of its Affiliates and Participant, nor shall it constitute Participant acting as an agent or a worker of the Company or any of its Affiliates.
(h)
Clawback/Recoupment Policy. By accepting this Award, Participant acknowledges and consents to Section 17(s) of the Plan and to the Company’s application, implementation and enforcement of any clawback, forfeiture or similar policy adopted by the Board or the Committee, whether adopted prior to or following the Date of Grant of the applicable Award, and any provision of applicable law relating to reduction, cancellation, forfeiture or recoupment, and to have agreed that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.
(i)
Binding Effect; Benefits. Subject to the limitation on the transferability of this Award contained herein, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.
(j)
Waiver; Amendment. Participant acknowledges that a waiver by the Company of any breach of any provision of this Agreement by Participant shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant in the Plan. The Company acknowledges that a waiver by Participant of any breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Company. Subject to Section 17(c) of the Plan, to the extent an amendment, modification, or supplement of this Agreement would materially and adversely affect Participant’s rights under this Agreement, such amendment, modification, or supplement may be made only by a written instrument executed by Participant and the Company.
(k)
Assignability. This Agreement is personal to Participant and shall not be assignable by Participant. Any purported assignment or delegation by Participant in violation of the foregoing shall be null and void ab initio and of no force or effect. This Agreement may be assigned by the Company, without Participant’s consent, to any successor or any of its Affiliates, including by operation of law, and upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor or assigned party.
(l)
Governing Law. This Agreement and the obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the State of Maryland, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Maryland or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the laws of the State of Maryland.
(m)
Modification; Mutual Drafting; Severability; Construction; Execution. This Agreement shall be interpreted strictly in accordance with its terms, to the maximum extent permissible under governing law, and shall not be construed against or in favor of any party, regardless of which party drafted this Agreement or any provision hereof. The parties are sophisticated, and as a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any document or instrument executed in connection herewith, and therefore waive their effects. If any provision of this Agreement is determined to be unenforceable as a matter of governing law, an arbitrator or reviewing court shall have the authority to “blue pencil” or otherwise modify such provision so as to render it enforceable while maintaining the parties’ original intent (as reflected herein) to the maximum extent possible. Each provision of this Agreement is severable from the other provisions hereof, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. For purposes of this Agreement, the connectives “and,” “or” and “and/or” shall be construed either disjunctively or conjunctively as necessary to bring within the scope of a sentence or section all subject matter that might otherwise be construed to be outside of its scope. The headings and titles herein are for convenience only and shall have no significance in the interpretation of this Agreement. This Agreement may be executed in multiple counterparts, which together shall constitute one and the same agreement. Facsimile, pdf, and other true and accurate copies of this Agreement shall have the same force and effect as originals hereof.
(n)
Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(o)
Consent to Electronic Delivery. By entering into this Agreement, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to Participant pursuant to applicable securities laws) regarding the Company, this Agreement and the RSUs, or any Common Stock to be acquired by settlement of the RSUs, via the Company’s website or other electronic delivery.
(p)
Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement must be in writing and must be either personally delivered, transmitted via electronic mail, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via electronic mail, five (5) days after deposit in the U.S. mail and one (1) day after deposit for overnight delivery with a reputable overnight courier service.

If to the Company, to:

Millrose Properties, Inc.

600 Brickell Avenue

Miami, Florida 33131

Attention: Board of Directors of Millrose Properties, Inc.

If to Participant, to Participant’s physical and/or email address most recently on file with the Company.

(q)
Plan and Award Agreement; Entire Agreement. This Award is subject to all of the terms and conditions in this Agreement and the Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and this Agreement, the Agreement shall govern and control. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.
(r)
Acknowledgement. Participant acknowledges receipt of a copy of the Plan, represents that Participant is familiar with the terms and provisions thereof and hereby accepts this Agreement subject to all of the terms and provisions hereof and thereof. Participant further acknowledges and agrees that Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of tax and legal counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan.
(s)
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

MILLROSE PROPERTIES, INC.

By: ____________________________

Name:

Title:

PARTICIPANT

_________________________________

Name:

Signature Page to Director RSU Agreement